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EXHIBIT 23.2








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 7, 2004 relating to the financial statements of uWink, Inc. and Subsidiary, which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



/s/ Stonefield Josephson, Inc.
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Stonefield Josephson, Inc.


Santa Monica, California
September 16, 2004